UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2016

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

216 16th Street, Suite #1350
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Third Amendment to Agreement and Plan of Merger

As previously disclosed in the Current Report on Form 8-K filed by Lilis Energy, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission, on January 5, 2016, the Company, Lilis Merger Sub, Inc. (“Merger Sub”) and Brushy Resources, Inc. (“Brushy”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 29, 2015, as amended on January 20, 2016 and March 24, 2016.

On June 22, 2016, the Company, Merger Sub and Brushy entered into an amendment to the Merger Agreement (the “Amendment”). Pursuant to the Amendment, the closing conditions set forth in Sections 6.2(e) and (f) and Sections 6.3(g) and (h) were eliminated in their entirety. A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Note Conversion Agreement

On June 23, 2016, the Company entered into a Conversion Agreement (the “Conversion Agreement”) between the Company and certain holders of its 12% convertible subordinated notes (the “Notes”).  The terms of the Conversion Agreement provided that approximately $4.0 million in outstanding Notes were automatically converted into Lilis common stock upon the closing of the Merger. Pursuant to the terms of the Conversion Agreement, the Debentures will be converted at a price of $0.11 (the “Conversion Price”), which resulted in the issuance of 36,363,655 shares of common stock upon conversion of the Notes. Holders of the Notes have waived and forfeited any and all rights to receive accrued but unpaid interest.

In connection with the foregoing, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering.

The foregoing description of the terms of the Agreement is not complete and is subject in its entirety by reference to the terms of the Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Forbearance Amendment and Debt Pay-Off

On June 22, 2016, in connection with the completion of the Merger (as defined below), the Company, Brushy and Independent Bank (the “Lender”), Brushy’s senior secured lender, entered into an amendment to Brushy’s Forbearance Agreement with the Lender (the “Fourth Amendment”), which, among other things, provided for a pay-down of $6.0 million of the principal amount outstanding on the loan (the “Loan”), plus fees and other expenses incurred in connection with the Loan, in exchange for an extension of the maturity date through December 15, 2016, at an interest rate of 6.5%, payable monthly. Additionally, the Company agreed to (i) guaranty the approximately $5.5 million aggregate principal amount of the Loan, (ii) grant a lien in favor of the Lender on all of the Company’s real and personal property, (iii) restrict the incurrence of additional debt and (iv) maintain certain deposit accounts with various restrictions with the Lender.

As a condition of the Fourth Amendment and pursuant to the Merger Agreement, Brushy has completed the divestiture of certain of its assets in South Texas to its subordinated lender in exchange for the extinguishment of $20.5 million of subordinated debt, payment of $500,000 in cash, the issuance of a $1.0 million subordinated note, and a warrant to purchase 200,000 shares of common stock of the Company.

The Company also repaid the balance of its outstanding indebtedness with Heartland Bank at a discount of $250,000, resulting in the elimination of $2.75 million in senior secured debt and the extinguishment of Heartland’s security interest in the assets of the Company.

A copy of the Fourth Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 29, 2015, the Company entered into the Merger Agreement with Merger Sub and Brushy. On June 23, 2016, the Company completed its acquisition of Brushy pursuant to the Merger Agreement, as amended by the Amendment described above under Item 1.01, whereby Merger Sub merged with and into Brushy (the “Merger”) with Brushy continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company. In connection with the completion of the Merger, after taking into account the effect of the Reverse Stock Split (defined below), each outstanding share of Brushy common stock was exchanged for approximately 0.4550916 shares of Lilis common stock, resulting in an aggregate of approximately 5.8 million shares of the Company’s common stock being issued to Brushy stockholders in connection with the closing.

A copy of the Merger Agreement was attached to the Current Report on Form 8-K filed on January 5, 2016 as Exhibit 2.1 and is incorporated herein by reference, and a copy of each of the First Amendment and Second Amendment to the Merger Agreement was attached to the Current Report on Form 8-K filed on January 20, 2016 and March 24, 2016 as Exhibit 2.1, respectively, and each is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The Board of Directors of the Company (the “Board”) and its stockholders previously approved a reverse stock split of the Company’s authorized, issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), and the Board fixed a stock spit ratio of 1-for-10 (the “Reverse Stock Split”). In order to effect the Reverse Stock Split, the Company notified the Financial Regulatory Industry Authority (“FINRA”) and filed a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada in accordance with Nevada Revised Statutes Section 78.209. Under Nevada law, no amendment to the Company’s amended and restated articles of incorporation is required in connection with the Reverse Stock Split. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On June 24, 2016, the Company issued press releases announcing the closing of the Merger, and the Reverse Stock Split and FINRA’s approval thereof. The Certificate and the Reverse Stock Split became effective at 4:01 p.m. Eastern Time on June 23, 2016 (the “Effective Date”) and the Common Stock began trading on a split-adjusted basis at the open of business on June 24, 2016. Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2.

For a period of 20 business days following the Reverse Stock Split, the trading symbol for the Common Stock will temporarily change to “LLEXD,” after which the “D” will be removed from the Company’s trading symbol. The CUSIP number for the Common Stock has also changed to 532403201.

As a result of the Reverse Stock Split, every ten shares of the issued and outstanding Common Stock were automatically converted into one newly issued and outstanding share of Common Stock, without any change in the par value per share. However, the number of authorized shares of Common Stock remains unchanged. Any fractional shares resulting from the Reverse Stock Split have been rounded up to the nearest whole share. Accordingly, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

In addition, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split have been adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by ten and multiplying the exercise or conversion price thereof by ten, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plans.

The Reverse Stock Split will affect all holders of Common Stock uniformly. However, the Reverse Stock Split will not reduce any stockholder’s percentage ownership interest in the Company, except for minor adjustments that may result from the treatment of fractional shares, discussed above. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be reduced by the Reverse Stock Split (subject to the treatment of fractional shares). The number of stockholders of record will not be affected by the Reverse Stock Split. The Reverse Stock split will reduce the total number of shares of Common Stock outstanding, but will not change the number of authorized shares of Common Stock under the Company’s amended and restated articles of incorporation. Since the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On April 20, 2016, the Board by resolution increased the size of the Board from five to seven members, resulting in two vacancies on the Board. As a result of the Merger, and effective June 23, 2016, Michael Pawelek and Peter Benz were appointed as new directors to fill such Board vacancies. In connection with the appointment of Mr. Benz, we expect to enter into an equity award agreement pursuant to the Company’s 2016 Omnibus Incentive Plan.

Appointment of Michael Pawelek as President

Effective June 23, 2016, the Board appointed Michael Pawelek, age 57, as the Company’s President. From January 20, 2012 to June 23, 2016, Mr. Pawelek was a member of Brushy’s Board of Directors and had served as Brushy’s Chief Executive Officer since its acquisition of the assets of ImPetro Resources, LLC on June 10, 2011. Mr. Pawelek has over 27 years of exploration and production and oilfield services industries experience. Prior to Brushy, he was the Chief Executive Officer and President of ImPetro Resources, LLC from 2010 to 2011 and Chief Executive Officer and President of South Texas Oil Company in 2009. South Texas Oil Company was a reporting company that filed bankruptcy in 2009 in San Antonio, Texas in Cause No. 09-54233 and was liquidated in bankruptcy. From 2004 to 2008 Mr. Pawelek was President of BOSS Exploration & Production Corporation, a privately held Gulf Coast exploration and production company. Mr. Pawelek began his career as a geophysicist with Clayton Williams Company. He was a district geophysicist with TXO Production Corporation; founded CPX Petroleum, which drilled over 60 wells under his management. Mr. Pawelek founded and was the Chief Executive Officer of Universal Seismic Associates, Inc., and he served as VP of Operations of Amenix USA, Inc., a private exploration and production company focused on oil and natural gas exploration in Louisiana. Mr. Pawelek also served as President of Sonterra Resources, Inc., a company that has oil and natural gas assets in Texas state waters in Matagorda Bay. He received a BS degree in Petroleum Engineering from Texas A&M.

In connection with the Merger and pursuant to the terms of the Merger Agreement Mr. Pawelek was appointed as a President of the Company. Mr. Pawelek does not have a family relationship with any member of the Board, any executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. In connection with his appointment, the Company expects to enter into an employment agreement with Mr. Pawelek. In addition, on June 24, 2016, Mr. Pawelek received a grant of stock options under the Company’s 2016 Omnibus Incentive Plan to purchase 375,000 shares of common stock with an exercise price of $1.34. This option vests over two years, with 34% vesting on the date of the grant, 33% vesting on the first anniversary of the date of the grant and 33% vesting on the second anniversary of the date of the grant, subject to continued service through each vesting date.

Appointment of Edward Shaw as Executive Vice President and Chief Operating Officer

Effective June 23, 2016, the Board appointed Edward Shaw, age 53, as the Company’s Executive Vice President and Chief Operating Officer. Mr. Shaw previously served as Brushy’s Chief Operating Officer since its acquisition of the assets of ImPetro Resources, LLC on June 10, 2011. Mr. Shaw was Chief Operating Officer of ImPetro Resources, LLC from 2010-2011. From 2005 to 2009 Mr. Shaw was Chief Operating Officer and Vice-President of Operations for Nutek Oil and South Texas Oil Company. South Texas Oil Company was a reporting company that filed bankruptcy in 2009 in San Antonio, Texas in Cause No. 09-54233 and was liquidated in bankruptcy. Mr. Shaw began his career as a systems analyst before becoming involved in the oil and gas industry. He has prior experience in Saudi Arabia and in New Zealand researching and developing methods of monitoring oil wells to optimize production, including using existing products integrated with emerging telemetry technologies. He holds a Diploma in Electrical Engineering.

 In connection with the Merger and pursuant to the terms of the Merger Agreement Mr. Shaw was appointed as Executive Vice President and Chief Operating Officer of the Company. Mr. Shaw does not have a family relationship with any member of the Board, any executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. In connection with his appointment, the Company expects to enter into an employment agreement with Mr. Shaw. In addition, on June 24, 2016, Mr. Shaw received a grant of stock options under the Company’s 2016 Omnibus Incentive Plan to purchase 375,000 shares of common stock with an exercise price of $1.34. This option vests over two years, with 34% vesting on the date of the grant, 33% vesting on the first anniversary of the date of the grant and 33% vesting on the second anniversary of the date of the grant, subject to continued service through each vesting date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Statements in this Current Report on Form 8-K relating to the Company’s expectations and beliefs are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current beliefs and expectations and are subject to significant risks and uncertainties. The forward-looking statements provide current expectations of future events and determinations and are not guarantees of future events and determinations, nor should they be relied upon as representing the Company’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual future events and determinations may differ materially from those presented, either expressed or implied, in this Form 8-K. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Registration Statement on Form S-4 filed on May 11, 2016,each of which has been filed with the Securities and Exchange Commission and is available on the Company’s website (www.lilisenergy.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit	Description
2.1	Third Amendment to Agreement and Plan of Merger, dated as of June 22, 2016, among Lilis Energy, Inc., Lilis Merger Sub, Inc. and Brushy Resources, Inc.
3.1	Certificate of Change of Lilis Energy, Inc., dated June 21, 2016.
10.1	Convertible Subordinated Promissory Note Conversion Agreement, dated as of June 23, 2016, between Lilis Energy, Inc. and the parties signatory thereto.
10.2	Fourth Amendment to Forbearance Agreement, dated as of June 22, 2016, among Brushy Resources, Inc., ImPetro Resources, LLC, ImPetro Operating, LLC, and Independent Bank.
99.1	Press Release of Lilis Energy, Inc., dated June 24, 2016.
99.2	Press Release of Lilis Energy, Inc., dated June 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2016	LILIS ENERGY, INC.

	By:	/s/ Kevin Nanke
Executive Vice President and Chief
Financial Officer